AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AGREEMENT made effective between the Company and the Employee as of September 1, 2006, as amended September 11, 2007.

BETWEEN:

UNBRIDLED ENERGY CORPORATION, having an office at 301 – 2100 Georgetowne Drive, Sewickley, Pennsylvania, USA 15143

(the “Company”)

AND:

JOSEPH H. FRANTZ JR., of 2415 Bellwood Drive, Pittsburgh, Pennsylvania, USA 15237

(the “Employee”)

WHEREAS the Company is a public company in the business of acquiring and developing oil and natural gas reserves, combined with exploring for and potentially developing unconventional gas resources, including shale gas and tight gas sands resources (collectively, the “Business”); and

WHEREAS pursuant to an employment agreement made effective September 1, 2006 the Employee agreed to a contract of employment with the Company, and the Company agreed to contract for the services of the Employee, and the Employee and the Company now wish to amend and restate such agreement to be on the terms and conditions set forth in this Agreement.

NOW THEREFORE in consideration of the mutual terms and conditions in this Agreement, and the payment by the Company to the Employee of U.S.$10.00, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

POSITION, SERVICES AND TERM

1.1

Position

The Company will employ the Employee, and the Employee will serve the Company as President and Chief Executive Officer.  The Employee will report to the Company’s Board of Directors, or to such committees thereof as may be designated from time to time by the Company’s Board of Directors.

1.2

Services

The Employee will be responsible for the overall executive management of and strategic planning for the development and conduct of the Business and such other duties and powers as the Company may assign to the Employee from time to time (collectively, the “Services”).  The Employee will comply with the policies, practices, directions and instructions, written or oral, of the Company from time to time in effect.

1.3

Term

Subject to the terms and conditions of this Agreement, the Employee will be employed for a term commencing on September 21, 2006 and ending on the date that this Agreement is terminated in accordance with its terms (the “Term”).

2.

EXECUTIVE OBLIGATIONS

2.1

Effort and Loyalty

The Employee will perform the Services in a competent and faithful manner and will devote the time and effort necessary to properly and fully perform the Services.  The Employee owes a duty of loyalty to the Company and will at all times during his employment by the Company use his best efforts to promote the interests of the Company.

2.2

Fiduciary

The Employee acknowledges that by virtue of the employment contemplated by this Agreement, the Employee will be in a fiduciary relationship with the Company and will owe fiduciary obligations to Company.  The provisions of this Agreement are in addition to and do not amend, replace or otherwise reduce those fiduciary obligations.

3.

COMPENSATION AND BENEFITS

3.1

Salary

The Company will pay the Employee an annual salary of U.S.$130,000 (the “Salary”), payable in bi-weekly installments less all required or permitted withholdings and remittances.  The Company will review the Salary from time to time during the Term and may, in its sole discretion, increase the Salary at any time.

3.2

Option Plan Participation

The Company granted to the Employee an option to acquire 400,000 Common shares of the Company at an exercise price of CAD $1.32 per share in accordance with the terms of the Company’s then-current Stock Option Plan (the “Plan”) and the rules and polices of the TSX Venture Exchange (the “Option”).  The Option is governed by the terms and conditions of the Plan.  The Company has provided a copy of the Plan to the Employee; by signing this Agreement, the Employee confirms that he has read and understands the Plan and agrees to the terms and conditions of the Plan, including the provision of the Plan relating to the accelerated termination of the Option resulting from the termination of this Agreement.

3.3

Benefits

During the Term, the Company will make available to the Employee the insured benefit plans customarily available to its senior executive employees (the “Benefits”).  The terms and conditions of the Benefits will be determined by the plans or policies from time to time established or purchased by the Company.  The Company retains the right to establish new Benefits and to alter or delete any Benefits from time to time and at any time in its sole discretion.

3.4

Vacation

In 2007 and subsequent calendar years of this Agreement, the Employee’s vacation entitlement will be five weeks, within each calendar year, pro-rated for any partial calendar year, during the Term.  In addition to the vacation entitlement, the Employee will be entitled to take ten statutory holidays per calendar year recognized in the State of Pennsylvania.  Vacation time not taken by the Employee during a calendar year will be carried over and added to the Employee’s vacation entitlement in the next calendar year, provided that unused vacation that is carried over for more than two calendar years, may, at the Company’s sole option be cancelled, from time to time, upon the Company paying to the Employee a one-time compensation payment for each day of cancelled vacation time using a per diem rate based on the then-current Salary and a 365 day year, less all required or permitted withholdings and remittances, and without regard to any implied rate of interest or other accounting for the time cost of money.  The Employee will schedule vacations at such time or times as the Company and the Employee mutually agree.  Failing such agreement, the Company may schedule the Employee’s vacation time or times based on business considerations.

3.5

Expenses

Upon submission of appropriate receipts and written accounts, the Company will reimburse the Employee for all reasonable expenses actually and properly incurred by him in connection with his duties hereunder in accordance with the policies, practices or directions of the Company from time to time in effect.  In addition, during the currency of this Agreement, the Company will provide the Employee with a full membership, including an initiation fee of approximately U.S.$5,000, at the Diamond Run Country Club for an approximate gross cost of U.S.$10,000 annually.

4.

CONFIDENTIALITY

4.1

Access to Confidential Information

The Employee acknowledges that in the course of carrying out, performing and fulfilling the Employee's obligations to the Company, the Employee will have access to and be entrusted with Confidential Information, and that disclosure of Confidential Information to competitors or clients of the Company or to the general public will be highly detrimental to the best interests and business of the Company.

4.2

Definition of “Confidential Information”

In this Agreement, “Confidential Information” means trade secrets and information that is not generally known to the public or that would be reasonably considered confidential and proprietary to the Company and its business partners, and includes, but is not limited to:

(a)

trade secrets, know-how, concepts, ideas whether patentable or not, methods, processes, formulae, apparatus, standards, product specifications and processing procedures;

(b)

revenue, costs, pricing and other financial data;

(c)

client, supplier, customer or business partner information (including without limitation, names, preferences, financial information, addresses or telephone numbers);

(d)

all access codes, systems software applications, software/systems source and object codes, data, documentation, program files, flow charts, operational procedures, locations of operations, merchant numbers and merchant support and verification numbers; and

(e)

the private affairs of the Company or any other information which the Employee may acquire during the Term with respect to the business and affairs of the Company, whether acquired in the course of employment or incidentally.

4.3

Exclusions

Notwithstanding the provisions of Section 4.2, “Confidential Information” does not include information or data which the Employee can prove:

(a)

is in the public domain at the date of its disclosure to the Employee, or which thereafter enters the public domain through no fault of the Employee or of any other person owing an obligation of confidentiality to the Company (but only after it enters the public domain); or

(b)

was in the Employee’s possession on a non-confidential basis prior to being disclosed under this Agreement as reasonably demonstrated by the Employee’s written records;

provided that information constituting Confidential Information will not be included within the foregoing exceptions merely because individual parts of such information were within the public domain, or were within the Employee’s prior possession.

4.4

Use and Disclosure

The Employee acknowledges that he will receive the Confidential Information solely for the purpose of carrying out his duties as an employee of the Company.  Except as may be specifically required in the course of carrying out such duties or as may be required by law, the Employee will not, during the Term or at any time thereafter:

(a)

disclose any Confidential Information to any person or entity; or

(b)

use or exploit, directly or indirectly, the Confidential Information for any purpose other than the proper purposes of the Company.

If the Employee is required by law to disclose any Confidential Information then the Employee will promptly notify the Company that the Employee may be required to disclose Confidential Information and the Employee will consult with and cooperate with the Company in any attempt to resist or narrow such disclosure or to obtain an order or other assurance that such information will be accorded confidential treatment.  Notwithstanding any disclosure required by law, the Confidential Information disclosed will, for all other purposes, continue to be treated as Confidential Information under this Agreement.

4.5

Return of Confidential Materials

Upon the termination of the Employee’s employment with the Company for any reason, or upon the written request of the Company at any time, the Employee will return immediately to the Company all Confidential Information then in the Employee’s possession or under his control.

5.

CORPORATE OPPORTUNITIES AND INTELLECTUAL PROPERTY

5.1

Opportunities

Any business opportunities related to:

(a)

the current business or prospective business of the Company;

(b)

any of the Confidential Information or any of the Property (as defined below); or

(c)

any work performed by the Employee for the Company;

which becomes known to the Employee during the period of his employment with the Company must be promptly and fully disclosed and made available to the Company by the Employee, and the Employee agrees not to take or omit to take, without the prior written approval of the Company, any action if the result would be to divert from the Company any such opportunity.

5.2

Property Ownership

The Employee acknowledges and agrees that all right, title and interest in and to any information, documents, drawings, plans, models, works, trade secrets, inventions, discoveries, methods, improvements, research materials, software and databases, including all Confidential Information and including all intellectual property rights associated therewith, that:

(a)

relates to the Company’s business, as it may be conducted from time to time, and is made or conceived directly or indirectly by the Employee during his employment, whether or not conceived or made during his regular working hours and whether or not the Employee is specifically instructed to make or develop the same and whether made solely, jointly or in combination with others;

(b)

is made or conceived directly or indirectly by the Employee during his employment and during his regular working hours, whether or not the Employee is specifically instructed to make or develop the same or whether made solely, jointly or in combination with others; or

(c)

is made or conceived directly or indirectly by the Employee during his employment and using the Company’s tools and equipment, whether or not conceived or made during his regular working hours and whether or not  the Employee is specifically instructed to make or develop the same and whether made solely, jointly or in combination with others

(collectively, the “Property”), will be for the benefit of the Company and will be considered to have been made under and by virtue of this Agreement and will immediately become the property of the Company.

5.3

Assignments

The Employee hereby assigns, sets over and transfers to the Company his entire right, title and interest in and to any and all of the Property and to all letters patent, design patents, industrial designs, copyright, trade-marks, trade secret rights, and all other intellectual property rights, and all applications therefor which may be or may have been filed on the Property by the Employee or for the Employee or in his name, or which may have been issued to the Employee or for his benefit, whether filed or issued in Canada or any other country whatsoever.

5.4

Moral Rights

The Employee forever waives and releases in favour of the Company any right, title or interest he has or may have in and to the Property including, without limitation, any right to claim authorship or anonymity, any right to restrain or claim damages for any modification, alteration or deletion of the Property or any part thereof, any right to restrain the use or reproduction of the Property, and any right to use or reproduce the Property, in each case, in any context and in connection with any product, service, cause or institution, and any right or benefit in law known as “moral” rights or any similar law anywhere in the world and all rights under the Canadian Copyright Act.

5.5

Publications

Except as required for the performance of his duties under this Agreement, the Employee will not publish or disclose, or assist others to do so, any particulars of the Property or of any Confidential Information to any person or entity without the prior written consent of the Company.

5.6

Removal of Property

All records, files, source or object codes, data, materials, tapes, documents, equipment, drawings, plans, models and the like relating to the Confidential Information or the Property will remain the sole and exclusive property of the Company.  Except as authorized by the Company, the Employee will not remove physically, electronically or in any other manner whatsoever from the premises of the Company or store or permit to be stored in any location other than the premises of the Company the Property or the Confidential Information or any records, files, source or object codes, data, materials, tapes, documents, equipment, drawings, plans, models and the like relating to the Confidential Information or Property.

6.

RESTRICTIVE COVENANT

The Employee acknowledges that the Company’s business is highly competitive and that in the course of the Employee’s employment the Employee will be privy to Confidential Information and other information concerning the Company’s business and that the Company’s business would be vulnerable to competition from the Employee.  Accordingly, the Employee agrees that:

(a)

during the Term and for a two month period following the date that the employment of the Employee with the Company ceases (the “Termination Date”), the Employee will not, without the prior written consent of the Company, directly or indirectly, either individually or in partnership or in conjunction in any way with any other person, firm, association, syndicate or corporation (“Person”), whether as principal, agent, consultant, shareholder, guarantor, creditor, or in any other manner whatsoever:

(1)

engage in, carry on or otherwise be concerned with or have any interest in, or advise, lend money to, guarantee the debts or obligations of, permit the name of the Employee, or any part thereof, to be used or employed by any Person engaged in or concerned with a business competitive with that of the business of the Company within British Columbia or Alberta, or the US states of New York or Ohio, or any other province of Canada or state of the United States in which the Company is, as at the Termination Date, doing business

(2)

solicit, interfere with or try to entice away from the Company, accept any business from or the patronage of or enter into the employment of or render any service to, sell to or contract or attempt to contract with, any Person, who was, during the Term, a prospective or existing client, customer or supplier of the Company; or

(3)

endeavour to entice away from the Company any Person who was employed or engaged by the Company as of the Termination Date;

(b)

the covenants contained in this Section 6 are given for good and valuable consideration (receipt of which is hereby acknowledged) and that by reason of the Employee’s unique knowledge of and association with the business of the Company, the scope of this covenant as to activity, time and area is reasonable and commensurate with the protection of the legitimate interests of the Company;

(c)

this Section 6 of this Agreement applies regardless of the reason for the cessation of employment of the Employee from the Company, and is severable from the other provisions of this Agreement;

(d)

the damages the Company may suffer for breach of Section 6 of this Agreement may be irreparable and in any event would be difficult, if not impossible, to ascertain and that the Company will have the right to an injunction or other available equitable relief in any court of competent jurisdiction, enjoining any threatened or actual breach;  and

(e)

the existence of a right to an injunction or other available equitable relief will not preclude the Company from pursuing any other rights and remedies at law or in equity which it may have including the right to seek recovery of damages.

7.

TERMINATION OF EMPLOYMENT

The employment of the Employee pursuant to this Agreement may be terminated without liability:

(a)

by the Employee, by giving the Company 30 days’ advance written notice.  The Company may permit the Employee to terminate his employment within such period, permission not to be unreasonably withheld, in which case the Company will pay the Employee until the date of actual resignation.  Upon receipt of written notice of resignation, the Company may, at its option, earlier terminate the employment of the Employee in which case the Company will pay the Employee from the date of termination by the Company until the date of intended resignation;

(b)

by the Company, without notice, for “cause”;

(c)

by the Company, without cause (including without limitation, constructive dismissal) by giving the Employee immediate notice of termination and continuing to pay the Employee an amount equal to his salary then in effect (less applicable withholdings, deductions and remittances) and continuing all Benefits for the Employee, then in effect during the twelve month period immediately following such a termination; and

(d)

on termination of employment, the Employee will immediately resign all offices held with the Company.

8.

NOTICES

Any notices, requests, demands or other communications that are required or permitted to be given by one party hereto to the other under this Agreement will be given in writing by registered post, personal delivery or facsimile addressed to the other party hereto or delivered to such other party at the address shown on page 1 hereof or at such other address as either party hereto may from time to time specify by notice in writing given to the other party hereto.

Demands or other communications will be deemed to have been received, if sent by registered post, then on the date of acknowledged receipt in writing by or on behalf of the addressee, if sent by facsimile, then on the earlier of the date of transmission if received during normal business or working hours of the recipient and the date of the first normal business working hours after the date of transmission, or if sent by personal delivery, then on the date when delivered to the addressee.

9.

COLLECTION AND USE OF PERSONAL INFORMATION

The Employee acknowledges that the Company will collect, use and disclose personal information only where reasonably necessary for security, employment and business purposes.  The Employee consents to the Company collecting, using and disclosing personal information about the Employee only where reasonably necessary for security, employment and business purposes in accordance with applicable legislation and any privacy policy of the Company that may be in effect from time to time.

10.

SEVERABILITY

In the event that any provision or part of this agreement is deemed void or invalid by a court of competent jurisdiction, the remaining provisions or parts will be and remain in full force and effect.

11.

REPRESENTATIONS

This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings, whether oral or written and whether express or implied, between the parties hereto.  The Employee acknowledges and agrees that any prior agreements or representations, whether oral or written and whether express or implied, between the Employee and the Company, are hereby terminated and the Employee has no rights or entitlements under or arising from any such prior agreements or representations against Company. The Employee hereby waives any right to assert a claim in tort based on any pre-contractual representations, negligent or otherwise, made by the Company.

12.

WAIVER OR MODIFICATION OF AGREEMENT

No failure or delay of the Company in exercising any power or right hereunder will operate as a waiver thereof nor will any single or partial exercise of such right or power preclude any other right or power hereunder.  No amendment, modification or waiver of any condition of this Agreement or consent to any departure by the Employee therefrom will in any event be effective unless the same will be in writing signed by the Company.

13.

IRREPARABLE HARM

The Employee acknowledges and agrees that a breach of any of the covenants of this Agreement by the Employee cannot be adequately compensated for such damages by monetary award, and may cause irreparable harm to the Company.  Accordingly, the Employee agrees that in addition to all of the remedies available to the Company at law or in equity, the Company will be entitled as a matter of right to apply for equitable relief (including without limitation, injunctive relief) to ensure the Employee’s compliance with the provisions of this Agreement.

14.

SURVIVAL

The obligations set out in Sections 4 to 6, inclusive and in sections 9 to 18 inclusive will survive the termination of the employment of the Employee.

15.

FURTHER ASSISTANCE

The parties hereto will execute and deliver any documents and perform any acts necessary to carry out the intent of this Agreement.

16.

GOVERNING LAW

This Agreement will be construed in accordance with and governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.

17.

HEADINGS

The headings used in this Employment Agreement are for convenience only and are not to be construed in any way as additions to or limitations of the covenants and agreements contained in it.

18.

ENUREMENT

This Agreement will enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.

19.

INDEMNITY AGREEMENT

If they have not already entered into an indemnity agreement, then as soon as reasonably practicable following the effective date of this Agreement, the Employee and the Company will enter into an indemnity agreement substantially in the form set out as Exhibit A to this Agreement.

20.

COUNTERPARTS

This Agreement and any amendments thereto may be signed in counterparts and delivered by fax, each of which so signed will be deemed to be an original, and such counterparts together will constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement with effect as of the day and year first above written.

UNBRIDLED ENERGY CORPORATION

“Craig Steinke”

Per: ______________________________________

I hereby accept the terms and conditions of my employment with the Company as set out above.

_______________________	“Joseph H. Frantz Jr.”_________	September 11, 2007
Joseph H. Frantz Jr.	Signature	Date

#

EXHIBIT A

DIRECTOR/OFFICER INDEMNITY AGREEMENT

THIS AGREEMENT has been entered into as of the ▼ day of ▼, 200▼

BETWEEN:

UNBRIDLED ENERGY CORPORATION, a corporation incorporated under the laws of British Columbia and having its registered office at Suite 3000-1055 West Georgia Street, Vancouver, British Columbia  V6E 3R3

Facsimile No. 604.641.4949

(the "Indemnitor")

AND:

▼, businessperson, of ▼

Facsimile No. ▼

(the "Indemnitee")

WHEREAS the Indemnitor has requested the Indemnitee to act or continue to act as a director and/or officer of the Indemnitor, and may request the Indemnitee, from time to time, to act as a director and/or officer of another entity at the Indemnitor’s request, and the Indemnitee has agreed, subject to the granting of the indemnities herein provided for, to act or continue to act in the aforementioned capacity or capacities;

AND WHEREAS the prevalence of corporate litigation subjects directors and officers to potentially expensive litigation risks, and it is the policy of the Indemnitor to indemnify its directors and officers, and those of its affiliates, so as to provide them with the maximum protection permitted by law;

NOW THEREFORE in consideration of these premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, the parties hereto covenant and agree as set forth below.

1.

INDEMNITY

1.1

Scope of Indemnity

Subject to subsections 1.3, 1.8, 1.9, 2.7 and 2.8 below, the Indemnitor will, to the fullest extent permitted by law, indemnify and save harmless the Indemnitee against and from:

(a)

any and all charges and claims of every nature and kind whatsoever which may be brought or made by any person, firm, corporation or government, or by any governmental department, body, commission, board, bureau, agency or instrumentality against the Indemnitee in connection with the execution of the duties of the Idemnitee's office as a director and/or officer or by virtue of the Idemnitee's holding any other directorship and/or office with any other entity held at the Indemnitor's request;

(b)

any and all costs, damages, expenses (including legal fees and disbursements on a full indemnity basis), fines, liabilities (statutory or otherwise), losses including, without limitation, the value of time spent preparing for and appearing at examinations, trials or hearings and penalties including, without limitation, the cost of appearance and representation at government inquiries or commissions, which the Indemnitee may sustain, incur or be liable for in consequence of the Idemnitee's acting as a director and/or officer of the Indemnitor or any other entity at the Indemnitor’s request, whether sustained or incurred by reason of the Idemnitee's negligence, default, breach of duty, breach of trust, failure to exercise due diligence or otherwise in relation to the Indemnitor or any of its affairs; and

(c)

in particular, and without in any way limiting the generality of the foregoing, any and all costs, damages, expenses (including legal fees and disbursements on a full indemnity basis), fines, liabilities, losses and penalties which the Indemnitee may sustain, incur or be liable for as a result of or in connection with the release of, or presence in the environment of, substances, contaminants, litter, waste, effluent, refuse, pollutants or deleterious materials and that arise out of or are in any way connected with the management, operation, activities or existence of the Indemnitor or by virtue of the Indemnitee holding any other directorship and/or office with any other entity held by the Indemnitee at the Indemnitor's request.

1.2

Payments Advanced as Costs Incurred

Any amounts paid by the Indemnitor pursuant to Section 1.1 will be advanced by the Indemnitor promptly as and when costs, damages, expenses, fines, losses or penalties are incurred by the Indemnitee.

1.3

Indemnity Restricted

If, under applicable law, any payment by the Indemnitor under Section 1.1 first requires the approval of any court, the Indemnitor, at its own expense and in good faith, will promptly take all necessary proceedings to obtain such approval.

1.4

Taxable Benefits

Subject to Section , the Indemnitor will gross up any indemnity payment made pursuant to this Indemnity Agreement by the amount of any income tax payable by the Indemnitee in respect of that payment.

1.5

Enforcement Costs

Subject to Section 1.8, the Indemnitor will indemnify the Indemnitee for the amount of all costs incurred by the Indemnitee in obtaining any court approval required to enable or require the Indemnitor to make a payment under or in enforcing this Indemnity Agreement, including without limitation legal fees and disbursements on a full indemnity basis.

1.6

Re-Election

The obligations of the Indemnitor under this Indemnity Agreement continue after and are not affected in any way by the re-election or re-appointment from time to time of the Indemnitee as a director and/or officer of the Indemnitor or of any entity in which the Idemnitee holds a directorship and/or office at the request of the Indemnitor.

1.7

Nominee's Compensation

The obligations of the Indemnitor under this Indemnity Agreement are not diminished or in anyway affected by:

(a)

the Indemnitee holding from time to time any direct or indirect financial interest in the Indemnitor or in any entity in which the Idemnitee holds a directorship and/or office at the request of the Indemnitor;

(b)

payment to the Indemnitee by the Indemnitor of director's fees or any salary, wages, or any other form of compensation or remuneration by any entity in which the Indemnitee holds a directorship and/or office at the request of the Indemnitor; and

(c)

except as otherwise herein provided, any directors' and officers’ liability insurance placed by or for the benefit of the Indemnitee by the Indemnitee, the Indemnitor or any entity in which the Indemnitee holds a directorship and/or office at the request of the Indemnitor.

1.8

Limitation on Indemnitee

Notwithstanding the provisions of Section 1.1, the Indemnitor will not be obligated to indemnify or save harmless the Indemnitee against and from any charge, claim, cost, damage, expense, fine, liability, loss or penalty if a court of competent jurisdiction finds that:

(a)

the Indemnitee failed to act honestly and in good faith with a view to the best interest of:

(1)

the Indemnitor, if the claim relates to the Idemnitee's position as a director and/or officer of the Indemnitor, or

(2)

the entity with which the Indemnitee holds or held a directorship and/or office at the Indemnitor's request;

(b)

in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnitee did not have reasonable grounds for believing that the Idemnitee's conduct was lawful; or

(c)

in the case of any act, error or omission of the Indemnitee, the Indemnitee acted fraudulently or maliciously.

1.9

Insurance Limitation

Notwithstanding the provisions of Section 1.7, the Indemnitor will have no obligation to indemnify or save harmless the Indemnitee in respect of any liability for which the Indemnitee is entitled to indemnity pursuant to any valid and collectible policy of insurance obtained and maintained by the Indemnitor, to the extent of the amounts actually collected by the Indemnitee under such insurance policy.  Where partial indemnity is provided by such insurance policy, the obligation of the Indemnitor under Section 1.1 will continue in effect but be limited to that portion of the liability for which indemnity is not provided by such insurance policy.

2.

DEFENCE

2.1

Interpretation

For the purposes of Section 2:

(a)

"Action" means any action, inquiry, investigation, suit or other proceeding before a court or other tribunal in which a Claim is brought, made or advanced by or against the Indemnitee;

(b)

"Claim" means any charge, claim, cost, damage, expense, fine, liability, loss or penalty contemplated by Section 1.1;

(c)

"Judgment" means an award of damages or other monetary compensation made in an Action or any amounts the Indemnitee is ordered to pay by any court or other tribunal or any government, governmental department, body, commission, board, bureau, agency or instrumentality having proper jurisdiction as a result of any Claim brought, made or advanced of or against the Indemnitee; and

(d)

"Settlement" means an agreement to compromise a Claim or an Action.

2.2

Notice of Claim

Upon the Indemnitee or the Indemnitor becoming aware of any pending or threatened Claim or Action, the party first becoming aware of such pending or threatened Claim or Action will give written notice to the other as soon as is reasonably practicable.  In addition, the Indemnitee will give the Indemnitor such information and cooperation as it may reasonably require within Indemnitee’s power.  Notice to the Indemnitor will be directed to the attention of the Chief Executive Officer or Chairman of the Board of the Indemnitor at its registered office designated on the first page of this Indemnity Agreement (or at such other address as the Indemnitor may designate in writing to the Indemnitee).  Any such notice will be deemed received three days after the date postmarked if sent by prepaid mail, properly addressed.  In addition, the Indemnitee will give the Indemnitor such information and cooperation as it may reasonably require within Indemnitee’s power.

2.3

Right to Conduct Investigation

The Indemnitor will conduct such investigation of each Claim as it concludes is reasonably necessary in the circumstances or as is requested by the Indemnity, acting reasonably, and Indemnitor will pay all costs of such investigations.

2.4

Defence of Claim

Subject to Section 2.7, the Indemnitor will defend, on behalf of the Indemnitee, any Action, even if the Claim upon which the Action is founded is frivolous, vexatious, groundless, false or fraudulent.

2.5

Appointment of Counsel

The Indemnitor will consult with and pay reasonable heed to the Indemnitee concerning the appointment of any defence counsel to be engaged by the Indemnitor in fulfilment of its obligation to defend an Action pursuant to Section 2.4; thereafter the Indemnitor will appoint counsel.

2.6

Settlement Negotiations

With respect to a Claim for which the Indemnitor is obliged to indemnify the Indemnitee hereunder, the Indemnitor may conduct negotiations towards a Settlement and, with the written consent of the Indemnitee (which the Indemnitee agrees not to unreasonably withhold), the Indemnitor may make such Settlement as it deems expedient provided, however, that the Indemnitee will not be required, as part of any proposed Settlement, to admit liability or agree to indemnify the Indemnitor in respect of, or make contribution to, any compensation or other payment for which provision is made by such Settlement.

2.7

Failure to Consent to Settlement

With respect to a Claim for which the Indemnitor is obliged to indemnify the Indemnitee hereunder, if the Indemnitee fails to give the Idemnitee's consent to the terms of a proposed Settlement which is otherwise acceptable to the Indemnitor and the claimant, the Indemnitor may require the Indemnitee to negotiate or defend the Action independently of the Indemnitor and in such event any amount recovered by such claimant in excess of the amount for which Settlement could have been made by the Indemnitor, will not be recoverable under this Indemnity, it being further agreed by the parties that the Indemnitor will only be responsible for legal fees and costs up to the time at which such Settlement could have been made.

2.8

Settlement in Certain Circumstances

The Indemnitor, in consultation with the Indemnitee, will have the right to negotiate a Settlement in respect of any Judgment which is founded upon any of the acts specified in Section 1.8.  In the event that the Indemnitor, in consultation with the Indemnitee, negotiates such Settlement, the Indemnitee will pay any compensation or other payment for which provision is made under the Settlement and will not seek indemnity or contribution from the Indemnitor in respect of such compensation or payment.  The Indemnitee will pay to the Indemnitor, within 60 days of the Indemnitor making demand therefor, all fees, costs and expenses (including legal fees and disbursements on a full indemnity basis) which result from the defence of the Claim or the Action in respect of which the Settlement was made in connection with any of the acts specified in Section , including the cost of any investigation undertaken by the Indemnitor in connection therewith, to the date the Settlement was made.

2.9

Payment of Judgment

The Indemnitor will pay any Judgment which may be given against the Indemnitee unless any of the circumstances in Section  applies to the Action in respect of which the Judgment is given or unless and to the extent the Indemnitee is otherwise entitled to indemnity under the policy of insurance as contemplated by Section 1.9.  In either case, the Indemnitee will pay to the Indemnitor, within 60 days of the Indemnitor making demand therefor, all fees, costs and expenses (including legal fees and disbursements on a full indemnity basis) which result from the defence and appeal of the Action, including the costs of any investigation undertaken by the Indemnitor in connection with the Action.

3.

GENERAL

3.1

Resignation

Nothing herein contained will in any way affect the Indemnitee's right to resign from the Idemnitee's position as a director and/or officer of the Indemnitor or to resign from the Idemnitee's position in any other entity held at the Indemnitor's request at any time.  The obligations of the Indemnitor hereunder will continue after and are not affected in any way by the Indemnitee ceasing to be a director and/or officer of the Indemnitor or ceasing to be a director and/or officer of any entity with which the Indemnitee held a directorship and/or office at the request of the Indemnitor, whether by resignation, removal, death, incapacity, disqualification under applicable law, or otherwise.

3.2

Survival

The indemnity herein provided for will survive the termination of the Indemnitee's position as a director or officer of the Indemnitor and the termination of any directorship or office held by the Indemnitee at the Indemnitor's request and will continue in full force and effect thereafter.

3.3

Date of Payment

Unless stated otherwise, all monies to be paid hereunder will be paid within 15 days of becoming payable.

3.4

Severability

If any provision of this Indemnity Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof will continue in full force and effect.  The parties hereto agree to negotiate in good faith to agree to a substitute provision which will be as close as possible to the intention of any invalid or unenforceable provision as may be valid or enforceable.  The invalidity or unenforceability of any provision in any particular jurisdiction will not affect its validity or enforceability in any other jurisdiction where it is valid or enforceable.

3.5

Further Assurances

Each party hereto agrees to do all such things and take all such actions as may be necessary or desirable to give full force and effect to the matters contemplated by this Indemnity Agreement.

3.6

Enurement

This Indemnity Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.

3.7

Time of the Essence

Time will be of the essence of this Indemnity Agreement.

3.8

Governing Law

This Indemnity Agreement will be exclusively construed and governed by the laws in force in British Columbia and the laws of Canada applicable therein, and, except as provided in Section 3.9, the courts of British Columbia (and the Supreme Court of Canada, if necessary) will have exclusive jurisdiction to hear and determine all disputes arising hereunder.  Subject to Section 3.9, each of the parties hereto irrevocably attorns to the jurisdiction of said courts and consents to the commencement of proceedings in such courts.  This Section will not be construed to affect the rights of a party to enforce a judgment or award outside said province, including the right to record and enforce a judgment or award in any other jurisdiction.

3.9

Arbitration

In the event of a dispute hereunder which does not involve a party seeking a court injunction, that dispute will be resolved by arbitration subject to the provisions of the Commercial Arbitration Act, R.S.B.C. 1996 c.55, as amended from time to time.  The arbitrated resolution of the dispute will be final and binding on all parties.  The place of arbitration will be Vancouver, British Columbia.

IN WITNESS WHEREOF the parties hereto have executed and delivered this Indemnity Agreement as of the date first written above.

UNBRIDLED ENERGY CORPORATION

Per: ______________________________

(Authorized Signatory)

__________________________________

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